     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 1999
                                                   REGISTRATION NO. 333-_______
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                   ----------

                            ABACUS DIRECT CORPORATION
             (Exact name of registrant as specified in its charter)

            DELAWARE                                                                  84-1118166
(State or other jurisdiction of Incorporation)                            (I.R.S. Employer Identification No.)

                            11101 West 120th Avenue
                              Broomfield, CO 80021
              (Address of Principal Executive Offices and Zip Code)

                                   ----------

                 AMENDED AND RESTATED ABACUS DIRECT CORPORATION
                            1996 STOCK INCENTIVE PLAN
                              (Full Title of Plan)

                                   ----------

                                 CARLOS E. SALA
             SENIOR VICE PRESIDENT-FINANCE, CHIEF FINANCIAL OFFICER
                            ABACUS DIRECT CORPORATION
                             11101 WEST 120TH AVENUE
                              BROOMFIELD, CO 80021
                                 (303) 410-5100
(Name, address and telephone number, including area code, of agent for service)

                                 With a copy to:

                            ROBERT L. LAWRENCE, ESQ.
                               KANE KESSLER, P.C.
                           1350 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10019
                                 (212) 541-6222

        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

=========================================================================================================================
                                                                                       PROPOSED
                                                                PROPOSED                MAXIMUM
                                                                 MAXIMUM               AGGREGATE            AMOUNT OF
    TITLE OF SECURITIES TO            AMOUNT TO BE           OFFERING PRICE            OFFERING            REGISTRATION
        BE REGISTERED                  REGISTERED1             PER SHARE2               PRICE2                 FEE
-------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.001 per share                    375,000                $80.5625            $30,210,937.50          $8,398.64
=========================================================================================================================

--------

     1 Comprised of 375,000 additional shares of Common Stock authorized for issuance under the Amended and Restated Abacus Direct Corporation 1996 Stock Incentive Plan, as amended (the "96 Plan"). 725,000 shares of common Stock were previously authorized for issuance under the 96 Plan and registered pursuant to a form S-8 filed with the Securities and Exchange Commission on November 26, 1997. This Registration Statement includes additional shares of the Registrant's Common Stock that may be issued pursuant to the 96 Plan.

     2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon, with respect to the additional 375,000 shares available for grant under the 96 Plan, a price of $80.5625 (the average of the high and low prices of the Registrant's Common Stock as quoted on the Nasdaq National Market on April 26, 1999).

                      STATEMENT UNDER GENERAL INSTRUCTION E
                      REGISTRATION OF ADDITIONAL SECURITIES

         Abacus Direct Corporation (the "Company" or "Registrant") previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission on November 26, 1997 (Registration No. 333-41043) (the "Previous Form S-8"). The Previous Form S-8 was filed in connection with, among other plans, the Abacus Direct Corporation Amended and Restated 1996 Stock Incentive Plan, as amended (the "96 Plan"). This Registration Statement registers 375,000 additional shares of the Company's Common Stock to be issued pursuant to the 96 Plan. The issuance of the additional shares was authorized under an Amendment to the 96 Plan to increase the maximum number of shares authorized under the 96 Plan from 725,000 to 1,100,000 shares, which was approved by the Company's Board of Directors and ratified by a vote of its stockholders. The contents of the Previous Form S-8, including periodic reports filed or to be filed by the Company after the Previous Form S-8 to maintain current information about the Company, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

            SUPPLEMENT TO REOFFER PROSPECTUS DATED NOVEMBER 26, 1997

         This Prospectus Supplement supplements the Reoffer Prospectus dated November 26, 1997 which was included in the Previous Form S-8 (the "Original Prospectus") by i) adding persons to the table of Selling Shareholders located at page 11 of the Original Prospectus and ii) updating the information provided for the Selling Shareholders listed in the Original Prospectus. This Prospectus Supplement should be read in conjunction with the Original Prospectus, and this Prospectus Supplement is qualified by reference to the Original Prospectus except to the extent that the information herein contained supercedes the information contained in the Original Prospectus. Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings specified in the Original Prospectus.

                              SELLING SHAREHOLDERS

         The Prospectus is hereby amended to i) include Christopher M. Dice and Robert L. North as Selling Shareholders, identified in the table below, who were not previously identified in the Original Prospectus as Selling Shareholders and
ii) update the information for the Selling Shareholders listed in the Original Prospectus.

                                              No. of Shares of              No. of Shares of             No. of Shares of Common
                                                Common Stock               Stock Eligible for               Stock to be Owned
                                            Owned as of the Date           Resale Pursuant to            Following the Offering
Name of Selling Shareholder                  of this Prospectus              this Prospectus            Pursuant to this Prospectus
---------------------------                 --------------------           -------------------          ---------------------------
                                                                                                        Number              Percent
                                                                                                        ------              -------
M. Anthony White1                                  676,000                       209,000                467,000               4.8%
(Chairman, Chief Executive
Officer and Director)

--------

(1) Includes presently exercisable options to purchase 108,000 shares of Common Stock of which 64,800 shares are subject to repurchase by the Company in the event Mr. White's employment ceases for any reason (other than death or disability). Such repurchase right terminates in annual increments of 21,600 shares on May 3, 1999, May 3, 2000 and May 3, 2001. Also includes i) options to purchase 25,000 shares of Common Stock of which 12,500 options are currently exercisable and the remainder of which are exercisable in two equal annual installments commencing February 12, 2000, ii) options to purchase 38,000 shares of Common Stock of which 9,500 options are currently exercisable and the remainder of which are exercisable in three equal annual installments commencing April 7, 2000, and iii) options to purchase 38,000 shares of Common Stock exercisable in four equal annual installments commencing January 14, 2000. Excludes 38,500 shares of Common Stock owned by the White Family Charitable Foundation, Inc., of which Mr. White disclaims beneficial ownership.

                                              No. of Shares of              No. of Shares of             No. of Shares of Common
                                                Common Stock               Stock Eligible for               Stock to be Owned
                                            Owned as of the Date           Resale Pursuant to            Following the Offering
Name of Selling Shareholder                  of this Prospectus              this Prospectus            Pursuant to this Prospectus
---------------------------                 --------------------           -------------------          ---------------------------
                                                                                                        Number              Percent
                                                                                                        ------              -------
Christopher M. Dice2                               148,000                       148,000                  0                    --
(President and Chief Operating
Officer)

Carlos E. Sala3                                    286,000                       286,000                  0                    --
(Sr. Vice President-Finance,
Chief Financial Officer, Secretary
and Treasurer)

Daniel C. Snyder4                                  265,370                       265,370                  0                    --
(President - New Markets and
Director)

Frank Kenny5                                        23,844                        23,844                  0                    --
(Director)

Antony H. Lee6                                      20,844                        20,844                  0                    --
(Director)

Robert L. North7                                    7,844                         7,844                   0                    --
(Director)

--------

(2) Comprised of (i) options to purchase 125,000 shares of Common Stock which are exercisable in four equal annual installments commencing November 2, 1999, and (ii) options to purchase 23,000 shares of Common Stock exercisable in four equal annual installments commencing January 14, 2000.

(3) Comprised of options to purchase 240,000 shares of Common Stock of which 15,000 options are currently exercisable and the remainder of which are exercisable in three equal annual installments commencing June 6, 1999. Also includes i) options to purchase 23,000 shares of Common Stock of which 5,750 options are currently exercisable and the remainder of which are exercisable in three equal annual installments commencing April 7, 2000, and ii) options to purchase 23,000 shares of Common Stock exercisable in four equal annual installments commencing January 14, 2000.

(4) Comprised of presently exercisable options to purchase 217,819 shares of Common Stock of which 178,327 shares are subject to repurchase by the Company in the event Mr. Snyder's employment ceases for any reason (other than death or disability). Such repurchase right terminates in annual increments of 89,164 shares on September 15, 1999 and September 15, 2000. Also includes i) options to purchase 13,500 shares of Common Stock of which 4,500 options are currently exercisable and the remainder of which are exercisable in two equal annual installments commencing February 12, 2000, ii) options to purchase 23,000 shares of Common Stock of which 5,750 options are currently exercisable and the remainder of which are exercisable in three equal annual installments commencing April 7, 2000, and iii) options to purchase 11,051 shares of Common Stock exercisable in four equal annual installments commencing January 14, 2000.

(5) Comprised of (i) options to purchase 4,000 shares of Common Stock of which 2,000 options are currently exercisable and the remainder of which are exercisable in two equal annual installments commencing October 10, 1999, (ii) options to purchase 8,000 shares of Common Stock of which 5,000 options are currently exercisable and the remainder of which are exercisable in three equal annual installments commencing June 6, 1999, (iii) options to purchase 8,000 shares of Common Stock of which 4,000 options are currently exercisable and the remainder of which are exercisable in four equal annual installments commencing June 5, 1999, and iv) options to purchase 3,844 shares of Common Stock exercisable in four equal annual installments commencing January 14, 2000.

(6) Comprised of options to purchase 3,000 shares of Common Stock of which 1,000 options are currently exercisable and the remainder of which are exercisable in two equal annual installments commencing November 5, 1999, (ii) options to purchase 6,000 shares of Common Stock of which 3,000 options are currently exercisable and the remainder of which are exercisable in three equal annual installments commencing June 6, 1999,
         (iii) options to purchase 8,000 shares of Common Stock of which 4,000 options are currently exercisable and the remainder of which are exercisable in four equal annual installments commencing June 5, 1999, and iv) options to purchase 3,844 shares of Common Stock exercisable in four equal annual installments commencing January 14, 2000.

(7) Comprised of (i) options to purchase 4,000 shares of Common Stock exercisable in four equal annual installments commencing September 25, 1999, and (ii) options to purchase 3,844 shares of Common Stock exercisable in four equal annual installments commencing January 14, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.           Exhibits.

Number                                       Description
------                                       -----------
4.2            Amended and Restated 1996 Stock Incentive Option Plan of the Company, as amended

5.1            Opinion of Kane Kessler, P.C.

23.1           Consent of Kane Kessler, P.C. (included in Exhibit 5.1)

23.2           Consent of PricewaterhouseCoopers LLP

24.1           Power of Attorney (contained on page II-2)

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Broomfield, State of Colorado, on the 27th day of April, 1999.

                      ABACUS DIRECT CORPORATION



                      By: /s/ Carlos E. Sala
                          -----------------------------------------------------
                          Name:     Carlos E. Sala
                          Title:    Senior Vice President-Finance, Chief
                                    Financial Officer, Secretary and Treasurer




         We, the undersigned officers and directors of Abacus Direct Corporation, and each of us, do hereby constitute and appoint M. Anthony White and Carlos E. Sala, or any of them, our true and lawful attorneys and agents, each with full power of substitution, to do any and all acts and things in our name and behalf in our capacities as directors or officers and to execute any and all instruments for us and in our names in the capacities listed below, which attorneys and agents, or any of them, may deem necessary or advisable to enable said corporation to comply with the Securities Act, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with the Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or their substitute or substitutes, or any of them, shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                                           Date
---------                                   -----                                                           ----
/s/ M. Anthony White                    Chairman of the Board, Chief                                      April 27, 1999
-------------------------               Executive Officer and Director
M. Anthony White                        (Principal Executive Officer)


/s/ Christopher M. Dice                 President and Chief Operating                                     April 27, 1999
-------------------------               Officer
Christopher M. Dice


/s/ Carlos E. Sala                      Senior Vice President-Finance,                                    April 27, 1999
-------------------------               Chief Financial Officer, Secretary
Carlos E. Sala                          and Treasurer (Principal Financial and
                                        Accounting Officer)


/s/ Daniel C. Snyder                    President - New Markets                                           April 27,1999
-------------------------               and Director
Daniel C. Snyder


/s/ Frank Kenny                         Director                                                          April 27, 1999
-------------------------
Frank Kenny


/s/ Antony H. Lee                       Director                                                          April 27, 1999
-------------------------
Antony H. Lee


/s/ Robert L. North                     Director                                                          April 27, 1999
-------------------------
Robert L. North

                                  EXHIBIT INDEX


                                                                                                                               Page
Number            Description                                                                                                   No.
------            -----------                                                                                                  ----
4.2               Amended and Restated 1996 Stock Incentive Option Plan of the Company, as
                  amended

5.1               Opinion of Kane Kessler, P.C.

23.1              Consent of Kane Kessler, P.C. (included in Exhibit 5.1)

23.2              Consent of PricewaterhouseCoopers LLP

24.1              Power of Attorney (contained on page II-2)